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                           ALAMOSA PCS HOLDINGS, INC.
                    PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                              [_________ __, 2000]

The undersigned stockholder(s) of Alamosa PCS Holdings, Inc., A Delaware corporation (the "Company"), hereby appoints [ ], and each of them, with full power to act alone, the true and lawful attorneys-in-fact and proxies of the undersigned, with full powers of substitution, and hereby authorize(s) them and each of them, to represent the undersigned and to vote all shares of common stock of the Company that the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held at [ ] on [__________], [_________] [__], 2000, and any and all adjournments and postponements thereof, with all powers the undersigned would posses if personally present, on the following proposals and any other matters coming before said meeting.

                THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3 AND 4.

         1. Approval and adoption of the reorganization agreement among the Company, Alamosa Holdings, Inc. ("Superholdings") and Alamosa Merger Sub I, Inc., as more fully described in the enclosed proxy statement-prospectus.

                  FOR                           AGAINST                 ABSTAIN
                  |-|                             |-|                     |-|

         2. Approval of the issuance of shares of the Superholdings common stock in connection with the acquisition by Superholdings of Roberts Wireless Communications, L.L.C. and Washington Oregon Wireless, LLC, as more fully described in the enclosed proxy statement-prospectus.

                  FOR                           AGAINST                 ABSTAIN
                  |-|                             |-|                     |-|

         3. Approval of the amendment to Alamosa's 1999 long-term incentive plan to increase the number of shares of Alamosa common stock reserved for issuance under the long-term incentive plan and to provide for an automatic annual increase in shares available under the plan, as more fully described in the enclosed proxy statement-prospectus.

                  FOR                           AGAINST                 ABSTAIN
                  |-|                             |-|                     |-|

         4. Approval of the Alamosa employee stock purchase plan and to provide for an automatic annual increase in shares available under the plan, as more fully described in the enclosed proxy statement-prospectus.

                  FOR                           AGAINST                 ABSTAIN
                  |-|                             |-|                     |-|

         5. To transact any other business as may properly be brought before the Special Meeting.





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This proxy will be voted in the manner directed herein by the undersigned. IF NO
DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1, "FOR" PROPOSAL 2, "FOR" PROPOSAL 3 AND "FOR" PROPOSAL 4, AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF TO THE EXTENT PERMITTED UNDER APPLICABLE LAW.

Receipt of the Notice of Special Meeting of Stockholders and accompanying Joint Proxy Statement-Prospectus is hereby acknowledged.

NOTE: Please sign exactly as your name appears on this proxy. Joint owners should each sign personally. If signing as attorney, executor, administrator, trustee or guardian, please include your full title. Corporate proxies should be signed by an authorized officer.

                                            ___________________________________

                                            ___________________________________
                                                   Signature(s)           Date


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